================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

Date of report (Date of earliest event reported) July 16, 2007

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact Name of the Registrant as Specified in Charter)

          Nevada                       000-51859                  98-0372780
----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
of Incorporation)                     File Number)           Identification No.)

           1077 Business Center Circle, Newbury Park, California 91320
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code  (805) 480-1994

                                 Not Applicable.
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEMS 1.01 AND 5.02  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND DEPARTURE OF
                     PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER AND DIRECTOR.

APPOINTMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND DIRECTOR

On July 16, 2007 (the "Effective Date"), the board of directors of Electronic Sensor Technology, Inc. (the "Registrant") appointed Barry S. Howe, currently serving as Chief Operating Officer of the Registrant, to become President and Chief Executive Officer of the Registrant, effective as of the Effective Date. In connection with this appointment, Mr. Howe's annual salary will be increased from $150,000 to $185,000. In addition, the board of directors approved the expansion of the board of directors from seven directors to eight directors and appointed Mr. Howe as a director to fill the vacancy. Mr. Howe has served as Chief Operating Officer of the Registrant since April 11, 2007. Prior to joining the Registrant, Mr. Howe held various executive positions at Thermo Electron Corporation (now Thermo Fisher Scientific), including President and Chief Executive Officer of Thermo Electron subsidiaries. Thermo Fisher Scientific is a leading supplier of analytical instruments, equipment, and supplies to laboratories and process industries. From 2002 to 2004, Mr. Howe served as Corporate Vice President and President of the Measurement and Control Sector. Since 2006, Mr. Howe has also served on the Board of Directors and as Chairman of the Audit Committee of Glenrose Instruments Inc. Mr. Howe received a B.S. in Business Administration from Boston University.

Mr. Howe does not have any family relationship with any other executive officer or director of the Registrant. Mr. Howe has not been a party to or had a direct or indirect material interest in any transaction, proposed transaction or series of transactions in which the Registrant was, is to be or was to have been a party during the past two years involving an amount in excess of $120,000.

GRANT OF STOCK OPTIONS

On the Effective Date, Mr. Howe was granted an option to acquire 1,000,000 shares of common stock of the Registrant, par value $0.001 per share, at an exercise price of $0.20 per share (which is the average of the quoted closing price of the Registrant's common stock over the five trading days ending on the Effective Date), under the Registrant's 2005 Stock Incentive Plan. The option shares will vest as follows: 100,000 were fully vested upon grant, 225,000 will vest on April 11, 2008, 225,000 will vest on April 11, 2009, 225,000 will vest on April 11, 2010 and 225,000 will vest on April 11, 2011. The option grant was evidenced by a Notice of Grant of Stock Option and Option Agreement substantially in the form attached as Exhibit 10.2 to the annual report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005.

RETIREMENT OF PRINCIPAL OFFICER

On the Effective Date, Teong C. Lim announced his retirement as President and Chief Executive Officer to the board of directors of the Registrant, which was effective as of the Effective Date. Dr. Lim continues to serve on the board of directors and will continue to serve as a consultant to the Registrant for a term of six months. On the Effective Date, Dr. Lim and the Registrant entered into a letter agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference, regarding the Registrant's engagement of Dr. Lim through January 16, 2008 for a monthly retainer fee of $13,437.

A copy of the press release issued on July 18, 2007 announcing Dr. Lim's retirement and Mr. Howe's appointment as President and Chief Executive Officer and a director of the Registrant is attached hereto as Exhibit 99.1.

Item 9.01         Exhibits.

Exhibit No.       Description
-----------       -----------

10.1 Letter agreement dated July 17, 2007 between the Registrant and Teong C. Lim.

99.1              Press Release dated July 18, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ELECTRONIC SENSOR TECHNOLOGY, INC.


Date: July 18, 2007                           By: /s/ Philip Yee
                                                  ------------------------------
                                              Name:  Philip Yee
                                              Title: Secretary, Treasurer and
                                                     Chief Financial Officer